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                                                                      EXHIBIT 25

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                      SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                ______________

                                  FORM  T- 1

                      STATEMENT OF ELIGIBILITY UNDER THE
                       TRUST INDENTURE ACT OF 1939 OF A
                   CORPORATION DESIGNATED TO ACT AS TRUSTEE

               CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY
                  OF A TRUSTEE PURSUANT TO SECTION 305(b)(2)
                                _______________


                   CHASE BANK OF TEXAS, NATIONAL ASSOCIATION
              (Exact name of trustee as specified in its charter)

                                  74-0800980
                               (I.R.S. Employer
                              Identification No.)

        712 Main Street
        Houston, Texas                                         77002
(Address of principal executive offices)                     (Zip Code)

                   LEE BOOCKER, 712 MAIN STREET, 26TH FLOOR
                      HOUSTON, TEXAS 77002 (713) 216-2448
           (Name, address and telephone number of agent for service)
                              ___________________


                             PLAINS RESOURCES INC.
              (Exact name of obligor as specified in its charter)
                    See Table of Additional Obligors Below

        Delaware                                             13-2898764
(State or other jurisdiction of                          (I.R.S. Employer
incorporation or organization)                          Identification No.)

       500 Dallas
     Houston, Texas                                              77002
(Address of principal executive offices)                      (Zip Code)


             10 1/4% Senior Subordinated Notes due 2006, Series F

                      (Title of the indenture securities)

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                         TABLE OF ADDITIONAL OBLIGORS

 ==================================================================================================
                                                                        ADDRESS, INCLUDING ZIP
                                                                         CODE, AND TELEPHONE
                                                                        NUMBER, INCLUDING AREA
                                   STATE OR OTHER                         CODE, OF REGISTRANT'S
                                   JURISDICTION OF                         PRINCIPAL EXECUTIVE
NAME                               INCORPORATION    IRS EMPLOYER ID NO.         OFFICES
---------------------------------------------------------------------------------------------------
Arguello Inc.                          Delaware         76-0608465                   0
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Calumet Florida, Inc.                  Delaware         35-1880416                   *
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Plains Illinois Inc.                   Delaware         76-0487569                   *
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Plains Resources International Inc.    Delaware         76-0040974                   *
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PMCT Inc.                              Delaware         76-0410281                   *
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Stocker Resources, Inc.                California       33-0421175                   *
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Stocker Resources, L.P.                California       33-0430755                   *
===================================================================================================

* 500 Smith Street, Houston, Texas 77002, telephone (713) 654-1414.

Item 1.   General Information.

          Furnish the following information as to the trustee:

          (a) Name and address of each examining or supervising authority to which it is subject.

               Comptroller of the Currency, Washington, D.C.
               Federal Deposit Insurance Corporation, Washington, D.C.
               Board of Governors of The Federal Reserve System, Washington,
               D.C.

          (b)  Whether it is authorized to exercise corporate trust powers.

               Yes.


Item 2.   Affiliations with the obligor.

          If the obligor is an affiliate of the trustee, describe each such affiliation.

          The obligor is not an affiliate of the trustee.

          (See Note on Page 5.)


Item 3.   Voting securities of the trustee.

          Furnish the following information as to each class of voting securities of the trustee:

                   Col. A                              Col. B
               Title of Class                     Amount outstanding
               --------------                     ------------------

          Not applicable by virtue of Form T-1 General Instruction B and response to Item 13.


Item 4.   Trusteeships under other indentures.

          If the trustee is a trustee under another indenture under which any other securities, or certificates of interest or participation in any other securities, of the obligor are outstanding, furnish the following information:

          (a) Title of the securities outstanding under each such other indenture.

          Not applicable by virtue of Form T-1 General Instruction B and response to Item 13.

          (b) A brief statement of the facts relied upon as a basis for the claim that no conflicting interest within the meaning of Section 310(b)(1) of the Act arises as a result of the trusteeship under any such other indenture, including a statement as to how the indenture securities will rank as compared with the securities issued under such other indenture.

          Not applicable by virtue of Form T-1 General Instruction B and response to Item 13.

Item 5. Interlocking directorates and similar relationships with the obligor or underwriters.

          If the trustee or any of the directors or executive officers of the trustee is a director, officer, partner, employee, appointee or representative of the obligor or of any underwriter for the obligor, identify each such person having any such connection and state the nature of each such connection.

          Not applicable by virtue of Form T-1 General Instruction B and response to Item 13.

Item 6. Voting securities of the trustee owned by the obligor or its officials.

          Furnish the following information as to the voting securities of the trustee owned beneficially by the obligor and each director, partner and executive officer of the obligor.

      Col. A         Col. B           Col. C           Col. D

                                                      Percentage of
                                                     voting securities
                                                     represented by
                                    Amount owned      amount given
    Name of owner  Title of class   beneficially        in Col. C
    -------------  --------------   ------------     -----------------

          Not applicable by virtue of Form T-1 General Instruction B and response to Item 13.


Item 7. Voting securities of the trustee owned by underwriters or their officials.

          Furnish the following information as to the voting securities of the trustee owned beneficially by each underwriter for the obligor and each director, partner and executive officer of each such underwriter.

        Col. A      Col. B               Col. C              Col. D

                                                          Percentage of
                                                         voting securities
                                                         represented by
                                        Amount owned     amount given
    Name of owner  Title of class       beneficially      in Col. C
    -------------  --------------       ------------     -----------------

          Not applicable by virtue of Form T-1 General Instruction B and response to Item 13.


Item 8.   Securities of the obligor owned or held by the trustee.

          Furnish the following information as to securities of the obligor owned beneficially or held as collateral security for obligations in default by the trustee.


        Col. A        Col. B            Col. C                  Col. D
                      Whether the      Amount owned
                       securities   beneficially or held    Percent of class
                      are voting    as collateral security  represented by
                     or nonvoting     for obligations        amount given
    Title of class    securities          in default           in Col. C
    --------------   -------------   --------------------   ----------------

          Not applicable by virtue of Form T-1 General Instruction B and response to Item 13.

Item 9.   Securities of underwriters owned or held by the trustee.

          If the trustee owns beneficially or holds as collateral security for obligations in default any securities of an underwriter for the obligor, furnish the following information as to each class of securities of such underwriter any of which are so owned or held by the trustee.

       Col. A              Col. B           Col. C             Col. D
                                          Amount owned
                                      beneficially or held    Percent of class
                                      as collateral security   represented by
     Name of issuer and    Amount      for obligations in       amount given
       title of class    outstanding   default by trustee       in Col. C
     ------------------  -----------   ------------------       -------------

          Not applicable by virtue of Form T-1 General Instruction B and response to Item 13.


Item 10. Ownership or holdings by the trustee of voting securities of certain affiliates or security holders of the obligor.

        If the trustee owns beneficially or holds as collateral security for obligations in default voting securities of a person who, to the knowledge of the trustee (1) owns 10 percent or more of the voting securities of the obligor or (2) is an affiliate, other than a subsidiary, of the obligor, furnish the following information as to the voting securities of such person:


       Col. A              Col. B            Col. C                Col. D

                                            Amount owned
                                          beneficially or held  Percent of class
                                         as collateral security represented by
      Name of issuer and    Amount        for obligations in    amount given
        title of class     outstanding    default by trustee     in Col. C
      ----------------     -----------    ------------------    ----------------

          Not applicable by virtue of Form T-1 General Instruction B and response to Item 13.

Item 11. Ownership or holdings by the trustee of any securities of a person owning 50 percent or more of the voting securities of the obligor.

          If the trustee owns beneficially or holds as collateral security for obligations in default any securities of a person who, to the knowledge of the trustee, owns 50 percent or more of the voting securities of the obligor, furnish the following information as to each class of securities of such person any of which are so owned or held by the trustee.


      Col. A              Col. B            Col. C                 Col. D

                                         Amount owned
                                        beneficially or held   Percent of class
                                       as collateral security  represented by
    Name of issuer and    Amount        for obligations in     amount given
      title of class    outstanding     default by trustee       in Col. C
    ------------------  -----------  ----------------------     ----------------

          Not applicable by virtue of Form T-1 General Instruction B and response to Item 13.

Item 12.  Indebtedness of the obligor to the trustee.

          Except as noted in the instructions, if the obligor is indebted to the trustee, furnish the following information:

               Col. A                Col. B               Col. C

               Nature of             Amount
               Indebtedness        Outstanding            Date Due
               ------------        -----------            --------

          Not applicable by virtue of Form T-1 General Instruction B and response to Item 13.


Item 13.  Defaults by the obligor.

          (a) State whether there is or has been a default with respect to the securities under this indenture. Explain the nature of any such default.

          There is not, nor has there been, a default with respect to the securities under this indenture. (See Note on Page 5.)

          (b) If the trustee is a trustee under another indenture under which any other securities, or certificates of interest or participation in any other securities, of the obligor are outstanding, or is trustee for more than one outstanding series of securities under the indenture, state whether there has been a default under any such indenture or series, identify the indenture or series affected, and explain the nature of any such default.

          There has not been a default under any such indenture or series. (See Note on Page 5.)

Item 14.  Affiliations with the underwriters.

          If any underwriter is an affiliate of the trustee, describe each such affiliation.

          Not applicable by virtue of Form T-1 General Instruction B and response to Item 13.


Item 15.  Foreign trustee.

          Identify the order or rule pursuant to which the foreign trustee is authorized to act as sole trustee under indentures qualified or to be qualified under the Act.

          Not applicable.

Item 16.  List of exhibits.

          List below all exhibits filed as a part of this statement of eligibility.

     .1   --   A copy of the articles of association of the trustee as now in effect.
     #2   --   A copy of the certificate of authority of the
               trustee to commence business.
     *3   --   A copy of the authorization of the trustee to exercise
               corporate trust powers.
     .4   --   A copy of the existing by-laws of the trustee.
      5   --   Not applicable.
     *6   --   The consent of the trustee required by Section 321(b) of the
               Act.
     -7   --   A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or
               examining authority.
      8   --   Not applicable.
      9   --   Not applicable.
   _____
      .        Incorporated by reference to exhibit bearing the same
               designation and previously filed with the Securities and Exchange Commission as an exhibit to the Form T-1 File No.
               333-63643.

      # Incorporated by reference to exhibit bearing the same designation and previously filed with the Securities and Exchange Commission as an exhibit to the Form S-3 File No. 33-42814.

      * Incorporated by reference to exhibit bearing the same designation and previously filed with the Securities and Exchange Commission as exhibits to the Form S-11 File No. 33-25132.

      - Incorporated by reference to exhibit bearing the same designation and previously filed with the Securities and Exchange Commission as an exhibit to the Form T-1 File No. 333-90379.

                  _______________________________

                                     NOTE

          Inasmuch as this Form T-1 is filed prior to the ascertainment by the trustee of all facts on which to base responsive answers to Items 2 and 13, the answers to said Items are based on incomplete information. Such Items may, however, be considered as correct unless amended by an amendment to this Form T-1.

                                   SIGNATURE

          Pursuant to the requirements of the Trust Indenture Act of 1939 the trustee, Chase Bank of Texas, National Association, a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Houston and State of Texas, on the 12th day of November, 1999.

                                        CHASE BANK OF TEXAS,
                                        NATIONAL ASSOCIATION


                                        By: /s/ Mauri J. Cowen
                                            ---------------------------
                                            Mauri J. Cowen
                                            Vice President